Exhibit 10.1

EMPLOYMENT AGREEMENT

This Employment Agreement (the "Agreement") is effective as of October 25, 2013, by and between Advaxis, Inc., a Delaware corporation (the "Company"), and Gregory T. Mayes, III ("Executive").

WHEREAS, the Company and Executive desire to enter into this Agreement pursuant to which the Company will employ Executive in the capacity, for the period, and on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein contained, the parties hereby agree as follows:

1. EMPLOYMENT AND DUTIES. The Company hereby employs Executive and Executive hereby accepts such employment in the capacity of Chief Operating Officer ("COO"), and agrees to act in accordance with the terms and conditions hereinafter set forth. During the Term (as defined below), Executive agrees that he will devote time, attention and skills to the operation of the Business (as defined below) of the Company and that he will perform such duties, functions, responsibilities and authority in connection with the foregoing as are customarily assigned to individuals serving in such position and such other duties consistent with Executive’s title and position as the Company’s Board of Directors (the “Board”) or Chief Executive Officer specify from time to time. For purposes of this Agreement, the “Business” of the Company shall be defined as the development and commercialization of immunotherapy drug candidates and related technology based products.

Executive represents and warrants that he is not bound by the terms of any agreement with any previous employer or other party that would limit his abilities to perform his duties and obligations hereunder. In connection with Executive’s employment, Executive further represents and warrants that he will not use any confidential or proprietary information of any previous employer.

2. TERM. The term of this Agreement shall commence on the date hereof and shall continue for a period of one (1) year (the “Initial Term”). Thereafter, this Agreement shall be automatically renewed for one year periods (“Renewal Terms”), unless otherwise terminated by the Company or Executive upon written notice to the other given not less than ninety (90) days prior to the expiration of the Initial Term or the applicable Renewal Term of the Agreement. The Initial Term and any Renewal Terms thereof shall be referred to herein as the "Term."

3. COMPENSATION. In consideration of all the services to be rendered by Executive to the Company hereunder, the Company hereby agrees to pay or otherwise provide Executive the following compensation and benefits. It is furthermore understood that the Company shall have the right to make any applicable deductions or withholdings as agreed to by the parties or required by applicable law (including but not limited to Social Security payments, income tax withholding and other required deductions not in effect or which may become effective by law any time during the Term) from the following compensation.

(a) SALARY. Executive shall receive an annual salary of Two Hundred Sixty-Five Thousand Dollars and Zero Cents ($265,000.00), plus annual cost of living (COLA—as determined by the Social Security Administration) salary increases commencing on the one-year anniversary of the execution of this Agreement ("Base Salary"). The applicable Base Salary shall be reviewed by the Chief Executive Officer and the Compensation Committee of the Board (the “Compensation Committee”) immediately following the end of the Company’s fiscal year to determine the annual increase, or decrease consistent with the Company’s decrease in the base salaries of other senior executives, to the applicable year’s Base Salary; provided, however, that in no event shall such annual increase be less than the cost of living increase. The applicable Base Salary will be paid in equal installments not less frequently than bi-monthly in accordance with the Company's salary payment practices in effect from time to time for senior executives of the Company.

(b) BONUS PAYMENT. Effective and commencing upon November 1, 2013, at the end of each fiscal year of the Company, in addition to the Base Salary then in effect, Executive shall be eligible to receive a bonus payment (the "Bonus Payment") of between 10 and 50% of the applicable year’s Base Salary (the "Bonus Percentage"). The Bonus Payment, if any, will be paid in accordance with the Company's bonus payment practices in effect from time to time for senior executives of the Company. It will be awarded in the sole discretion of the Compensation Committee based on a mutually agreed set of goals established during the first month of each fiscal year, in consultation with the Chief Executive Officer. Determinations as to whether Executive has met these mutually agreed upon set of goals will be determined in the sole discretion of the Compensation Committee. Executive must be employed by the Company, without the occurrence of any of the Events of Termination, as that term is defined below, and without having tendered notice to the Company of an anticipated Event of Termination, at the time that the Bonus Payment is to be paid to Executive.

(c) BENEFIT PLANS. As of the date hereof, Executive shall be eligible to participate in the Company’s group health insurance plan and any other benefit plan applicable to the Company’s senior executives.

(d) INSURANCE. The Company may secure, in its own name, or otherwise, and at its own expense, life, health, accident and other insurance covering Executive or Executive and others. Executive agrees to assist the Company in procuring such insurance by submitting to the usual and customary medical and other examinations and by signing, as the insured, such applications and other instruments in writing as may be reasonably required by the insurance companies to which application is made pursuant to such insurance. Executive agrees that he shall have no right, title, or interest in or to any insurance policies or to the proceeds thereof which the Company many so elect to take out or to continue on the Executive's life.

(e) RESTRICTED STOCK AWARD. Upon execution and delivery of this Agreement, Executive shall receive a stock award for 150,000 restricted stock units under the terms and conditions set forth in the Restricted Stock Award Agreement attached hereto as Exhibit A.

(f) EXPENSES. Executive shall be entitled to be reimbursed for all reasonable expenses incurred by him in connection with the fulfillment of his duties hereunder, including all necessary continuing education and certification costs and related expenses; provided, however, that Executive has obtained the Company's prior written approval of such expenses and has complied with all policies and procedures related to the reimbursement of such expenses as shall, from time to time, be established by the Company.

(g) VACATIONS AND SICK LEAVE. Executive shall be entitled to four (4) weeks’ paid vacation annually to be taken in accordance with the Company's vacation policy in effect from time to time and at such time or times as may be mutually agreed upon by the Company and Executive. Unused vacation time may not be carried over from year to year. Executive shall also be entitled to sick leave in accordance with the Company’s sick leave policies in effect from time-to-time.

4. TERMINATION.

(a) EVENTS OF TERMINATION. This Agreement and the employment relationship shall terminate on the earliest to occur of the following events (the “Events of Termination”):

(i) expiration of the Term;

(ii) written mutual agreement of the Company and Executive;

(iii) the voluntary resignation by Executive with Good Reason. “Good Reason” shall be defined as: (a) the failure of the Company to pay Executive any compensation when due, save and except for a disputed claim to compensation; (b) a significant adverse change in the nature or scope of the authority, powers, functions, responsibilities, or duties attached to the positions of Executive with the Company as set forth herein; or (c) a material breach by the Company or its successors of a term or condition of this Agreement.

(iv) the voluntary resignation of Executive without Good Reason;

(v) the death of Executive;

(vi) the disability of Executive. Executive shall be deemed disabled if, as a result of Employee’s incapacity due to physical or mental illness, Executive shall have been absent from his duties hereunder on a full time basis for a period of one (1) month or longer;

(vii) the retirement of Executive;

(vii) the termination of Executive’s employment by the Company for “Just Cause,” as determined by the Company in its sole discretion. “Just Cause” shall include: (a) the failure by Executive to substantially perform his assigned duties for the Company, which failure has continued for a period of at least fifteen (15) days following written notice of demand for substantial performance, signed by an officer or director of the Company, has been delivered to Executive specifying the manner in which Executive has failed to substantially perform; (b) Executive engaging in conduct, which in the Company’s sole discretion, is demonstrably and materially injurious to the Company, which Executive does not cease following Executive’s receipt of written notice from the Company specifying the nature of such conduct; (c) behavior constituting gross negligence or willful misconduct by the Executive during the course of his duties and the term of this Agreement; (d) the misappropriation of corporate assets or corporate opportunities by Executive or any other acts of dishonesty or breach of Executive’s fiduciary obligation to the Company; or (e) the involvement of Executive in a felony or a misdemeanor involving moral turpitude (including the entry of a plea of nolo contendre); or

(viii) the termination of Executive’s employment by the Company without “Just Cause.”

(b) EVENTS OF TERMINATION TRIGGERING SEVERANCE PAYMENT. If the Company terminates Executive's employment without Just Cause, if Executive voluntarily resigns with Good Reason, or if Executive's employment is terminated due to disability, as that term is defined above, Executive shall be entitled to receive, provided Executive properly executes and does not revoke a Confidential Separation and Release Agreement in the form provided by the Company at the time of separation from his employment, in addition to the applicable Base Salary, plus any accrued but unused vacation time and unpaid expenses (in accordance with Sections 3(e) and (f) hereof) that have been earned by the Executive as of the date of such termination (“Termination Date”), the following severance payments (the "Severance Payments"):

(i) equal monthly installments at the applicable Base Salary rate then in effect, as determined on the first day of the calendar month immediately preceding the day of termination, to be paid beginning on the first day of the month following such Termination Date and continuing twelve (12) months following the Termination Date (the "Severance Period"). Whenever Severance Payments are payable to Executive hereunder during a time when Executive is partially or totally disabled, and such disability would entitle him to disability income payments according to the terms of any plan or policy now or hereafter provided by the Company, the Severance Payments payable to Executive hereunder shall be inclusive of any such disability income and shall not be in addition thereto, even if such disability income is payable directly to Executive by an insurance company under a policy paid for by the Company.

(ii) during the Severance Period, health benefits substantially similar to those which Executive was receiving or entitled to receive immediately prior to termination.

(iii) all stock options held by the Executive will be deemed fully vested and exercisable on the Termination Date and the exercise period for such stock options will be increased by a period of two years from the Termination Date.

(iv) issuance of all Common Stock earned by the employee that has not yet been issued within four business days of the Termination Date.

(v) removal of all restrictive legends on shares held by the Executive that qualify for such treatment under Rule 144 of the Securities and Exchange Act of 1934 within 10 business days of the presentation of such shares to the Company’s transfer agent.

(c) EVENTS OF TERMINATION NOT TRIGGERING SEVERANCE PAYMENT. If Executive’s employment with the Company is terminated for any reason other those specifically enumerated in Section 4(b) of this Agreement, including, but not limited to, the expiration of the Term, written mutual agreement of the Company and Executive, the voluntary resignation of Executive without Good Reason, the death or retirement of Executive, or the termination of Executive’s employment by the company with “Just Cause,” Executive shall not be entitled to receive any compensation other than his accrued salary through the effective date of such termination, plus any accrued but unused vacation time and unpaid expenses (in accordance with Sections 3(e) and (f) hereof) that have been earned by the Executive as the date of such termination. Executive shall also be entitled to the continuation of group health plan benefits to the extent authorized by and consistent with 29 U.S.C. § 1161 et seq. (commonly known as “COBRA”), provided, that, Executive shall be solely responsible for premiums, costs and expenses associated therewith. The provisions of this Section 4(c) shall be in addition to, and not in lieu of, any other rights and remedies the Company may have at law or in equity under any other provision of this Agreement in respect of such termination of employment.

5. RESTRICTIVE COVENANTS. Executive and the Company agree that the Company would suffer irreparable harm and incur substantial damage if Executive were to enter into Competition (as defined herein) with the Company. Therefore, in order for the Company to protect its legitimate business interests, Executive agrees as follows:

(a) Without the prior written consent of the Company, Executive shall not, during the period of employment with the Company for any reason, directly or indirectly, invest or engage in any business that is Competitive (as defined herein) with the Business of the Company or accept employment or render services to a Competitor (as defined herein) of the Company as a director, officer, agent, employee or consultant or solicit or attempt to solicit or accept business that is Competitive with the Business of the Company, except that Executive may own up to five percent (5%) of any outstanding class of securities of any company registered under Section 12 of the Securities Exchange Act of 1934, as amended.

(b) Without the prior written consent of the Company and upon any termination of Executive's employment with the Company for any reason and for a period of twelve (12) months thereafter, Executive shall not, either directly or indirectly, (i) invest or engage in any business that is Competitive (as defined herein) with the Business of the Company, except that Executive may own up to five percent (5%) of any outstanding class of securities of any company registered under Section 12 of the Securities Exchange Act of 1934, as amended, (ii) accept employment with or render services to a Competitor of the Company as a director, officer, agent, employee or consultant unless he is serving in a capacity that has no relationship to that portion of the Competitor's business that is Competitive with the Business of the Company, or (iii) solicit, attempt to solicit or accept business Competitive with the Business of the Company from any of the customers of the Company at the time of his termination or within twelve (12) months prior thereto or from any person or entity whose business the Company was soliciting at such time.

(c) Upon termination of his employment with the Company for any reason, and for a period of twelve (12) months thereafter, Executive shall not, either directly or indirectly, engage, hire, employ or solicit in any manner whatsoever the employment of an employee of the Company.

(d) For purposes of this Agreement, a business or activity is in "Competition" or "Competitive" with the Business of the Company if it involves, and a person or entity is a "Competitor", if that person or entity is engaged in, or about to become engaged in, the research, development, design, manufacturing, marketing or selling of a specific product or technology that resembles, competes, or is designed to compete, with, or has applications similar to any product or technology for which the Company has obtained or applied for a patent or made disclosures, or any product or technology involving any other proprietary research or development engaged in or conducted by the Company during the term of Executive's employment with the Company.

6. CONFIDENTIALITY. Executive acknowledges and agrees that all nonpublic information concerning the business of the Company or any of its affiliates including without limitation, nonpublic information relating to it or its affiliates’ products, customer lists, pricing, trade secrets, patents, business methods and cost data, business plans, strategies, drawings, designs, nonpublic information regarding product development, marketing plans, sales plans, manufacturing plans, management organization (including but not limited to nonpublic data and other information relating to members of the Board, the Company or any of their affiliates or to management of the Company or any of its affiliates), operating policies or manuals, financial records, design or other nonpublic financial, commercial, business or technical information (i) relating to the Company or any of its affiliates or (ii) that the Company or any of its affiliates may receive belonging to suppliers, customers or others who do business with the Company or any of its affiliates (collectively, the “Confidential Information”) is and shall remain the property of the Company. Executive recognizes and agrees that all of the Confidential Information, whether developed by Executive or made available to Executive, other than (i) information that is generally known to the public, (ii) information already properly in Executive’s possession on a non-confidential basis from a source other than the Company or its affiliates, which source to Executive’s knowledge is not prohibited from disclosing such information by a legal, contractual or other obligation of confidentiality to the Company or its affiliates, or (iii) information that can be demonstrated by Executive to have been independently developed by Executive without the benefit of Confidential Information from the Company or its affiliates, is a unique asset of the business of the Company, the disclosure of which would be damaging to the Company. Accordingly, Executive agrees to use such Confidential Information only for the benefit of the Company. Executive agrees that during the Employment Period and until the sixth anniversary of the date of termination or expiration Executive’s employment with the Company or its affiliates, Executive will not directly or indirectly, disclose to any person or entity any Confidential Information, other than information described in clauses (i), (ii) and (iii) above, except as may be required in the ordinary course of business of the Company or as may be required by law or government authority. If disclosure of any Confidential Information is requested or required by legal process, civil investigative demand, formal or informal governmental investigation or otherwise, Executive agrees (i) to notify the Company promptly in writing so that the Company may seek a protective order or other appropriate remedy, and to cooperate fully, as may be reasonably requested by the Company, in the Company’s efforts to obtain such a protective order or other appropriate remedy, and (ii) shall comply with any such protective order or other remedy if obtained. Information concerning the business of the Company or any of its affiliates that becomes public as a result of Executive’s breach of this Section 6 shall be treated as Confidential Information under this Section 6. Notwithstanding any provision herein to the contrary, Executive may disclose the terms of this Agreement to the extent necessary to enforce its rights under this Agreement.

7. WORKS FOR HIRE. Executive acknowledges and agrees that all services performed for the Company during the Term are provided on a work for hire basis (as that term is used in the United States Copyright Act), and that Executive has no right, claim or title, and expressly disavows any such right, claim, or title, to any such work. If, for any reason, the foregoing is ineffective to confirm the absolute, irrevocable and unconditional ownership by, or rights of, the Company in any materials created by Executive in connection with such services, or if it should ever be determined that any of such materials are not a “work-made-for-hire” exclusively owned and authored by the Company, Executive hereby absolutely, irrevocably and unconditionally assigns (or, to the extent such assignment is or may be prohibited or limited by any applicable law, hereby absolutely, irrevocably and unconditionally licenses, royalty-free) exclusively to the Company all of such materials, throughout the universe in perpetuity, without condition, exclusion, limitation or reservation.

8. NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and deemed to have been given when delivered in person or when dispatched by telegram, electronic mail, or electronic facsimile transfer (confirmed in writing by mail, registered or certified, return receipt requested, postage prepaid, simultaneously dispatched) to the addressees at the addresses specified below.

If to Executive: Gregory T. Mayes, III
[ADDRESS]

If to the Company: Daniel J. O’Connor
President and Chief Executive Officer
Advaxis, Inc.
305 College Road East
Princeton, NJ 08540

or to such other address or fax number as either party may from time to time designate in writing to the other.

9. NON-DISPARAGEMENT AGREEMENT. Except as otherwise required by law, Executive agrees that he will not make any false, negative or disparaging comments about, and that he will refrain from directly or indirectly making any comments or engaging in publicity or any other action or activity which reflects adversely upon, the Company, its employees, agents or representatives. This Non-Disparagement provision applies to comments made verbally, in writing, electronically or by any other means, including, but not limited to blogs, postings, message boards, texts, video or audio files and all other forms of communication.

10. LEGAL REPRESENTATION. Executive acknowledges that he was advised to consult with, and has had ample opportunity to receive the advice of, independent legal counsel before executing this Agreement, and that the Company advised Executive to do so and that Executive has fully exercised that opportunity to the extent he desired. Executive acknowledges that he had ample opportunity to consider this Agreement and to receive an explanation from such legal counsel of the legal nature, effect, ramifications, and consequences of this Agreement. Executive warrants that he has carefully read this Agreement, that he understands completely its contents, that he understands the significance, nature, effect, and consequences of signing it, and that he has agreed to and signed this Agreement knowingly and voluntarily of his own free will, act, and deed, and for full and sufficient consideration

11. ENTIRE AGREEMENT. This Agreement, together with Exhibit A, constitutes the entire agreement between the parties hereto relating to the subject matter hereof, and supersedes all prior agreements and understandings, whether oral or written, with respect to the same. No modification, alteration, amendment or revision of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by both parties hereto.

12. GOVERNING LAW. This Agreement is made and entered into in the State of New Jersey, and shall in all respects be interpreted, enforced, and governed by and continued and enforced in accordance with the internal substantive laws (and not the laws of choice of laws) of the State of New Jersey applicable to contracts entered into and to be performed in New Jersey.

13. ASSIGNMENT. The rights and obligations of the parties under this Agreement shall not be assignable without written permission of the other party.

14. SEVERABILITY. The invalidity of any provision of this Agreement under the applicable laws of the State of New Jersey or any other jurisdiction, shall not affect the other provisions hereby declared to be severable from all other provisions. The intention of the parties, as expressed in any provision held to be void or ineffective, shall be given such full force and effect as may be permitted by law.

15. SURVIVAL. The obligations of the Company or its successor to pay any Severance Payments required hereunder subsequent to the termination of this Agreement and the obligations of Executive under Sections 5, 6, and 7 hereof, and all subparts thereof, shall survive the termination of this Agreement.

16. REMEDIES. Executive and the Company recognize that the services to be rendered under this Agreement by Executive are special, unique, and of extraordinary character, and that in the event of the breach by Executive of the terms and conditions of Sections 5, 6, and 7 hereof, or any subpart thereof, the Company shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, to obtain damages for any breach thereof.

17. DISPUTE RESOLUTION. Except for the right of either party to apply to a court of competent jurisdiction for a temporary restraining order, a preliminary injunction, or other equitable relief to preserve the status quo or prevent irreparable harm, any and all claims, disputes or controversies arising under, out of, or in connection with the Agreement, including any dispute relating to production, use or commercialization, which the parties shall be unable to resolve within sixty (60) days, shall be submitted to good faith mediation. The party raising such dispute shall promptly advise the other party of such claim, dispute or controversy in a writing, which describes in reasonable detail the nature of such dispute. By not later than five (5) business days after the recipient has received such notice of dispute, each party shall have selected for itself a representative who shall have the authority to bind such party, and shall additionally have advised the other party in writing of the name and title of such representative. By not later than ten (10) business days after the date of such notice of dispute, the party against whom the dispute shall be raised shall select a mediation firm, company, or agency in New Jersey, or identify an individual mediator(s), and such representatives shall schedule a date with such firm or mediator(s) for a mediation hearing. The parties shall enter into good faith mediation and shall share the costs equally. If the representatives of the parties have not been able to resolve the dispute within fifteen (15) business days after such mediation hearing, the parties shall have the right to pursue any other remedies legally available to resolve such dispute in either the Courts of the State of New Jersey or in the United States District Court for the District of New Jersey, to whose jurisdiction for such purposes Company and Executive each hereby irrevocably consents and submits.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Advaxis, Inc,
a Delaware corporation

By:
/s/ Daniel J. O’Connor
Name: Daniel J. O’Connor
Title: President and Chief Executive Officer

Executive:

/s/ Gregory T. Mayes, III
Gregory T. Mayes, III

EXHIBIT A

ADVAXIS, INC.

RESTRICTED STOCK AWARD

The purpose of this Restricted Stock Award granted by Advaxis, Inc., a Delaware corporation (the “Corporation”) is to further the interests of the Corporation and its Stockholders by providing incentives in the form of stock awards to persons not previously Employees of the Corporation, or following a bona fide period of non-employment, as an inducement material to the person’s entering into employment with the Corporation within the meaning of Rule 5635(c)(4) of the NASDAQ Listing Rules.

I. NOTICE OF GRANT OF RESTRICTED STOCK.

Participant:	Gregory T. Mayes, III

Grant Date

Total Number of Restricted Stock:	150,000

Vesting Schedule:	Subject to the Terms and Conditions, the restrictions on the Restricted Stock shall expire and the Restricted Stock shall become nonforfeitable (referred to as “Vested Shares”) pursuant to the following schedule:

On Grant Date	37,500 Restricted Stock

On First Anniversary of Grant Date	37,500 Restricted Stock

On Second Anniversary of Grant Date	37,500 Restricted Stock

On Third Anniversary of Grant Date	37,500 Restricted Stock

The Participant has no right to pro-rated vesting of the Restricted Stock if his service to the Corporation terminates before any applicable vesting date (regardless of the portion of the vesting period the Participant was in service to the Corporation). Any unvested portion of the Restricted Stock Award will be forfeited upon Participant’s termination of service to the Corporation.

II.	TERMS AND CONDITIONS

1.            Purpose

The purpose of this Restricted Stock Award is to further the interests of the Corporation and its stockholders by providing incentives in the form of stock awards to persons not previously Employees of the Corporation, or following a bona fide period of non-employment, as an inducement material to the person’s entering into employment with the Corporation within the meaning of Rule 5635(c)(4) of the NASDAQ Listing Rules.

2.            Administration

2.1           Committee

(a)          This Award shall be administered by the Board. The Board may, however, appoint a Committee to administer the Award which shall consist of not less than a sufficient number of disinterested members of the Board so as to qualify the Committee to administer this Award as contemplated by Rule 16b-3 and Section 162(m) of the Code and to that end the Board may limit the participation of Committee members in the Award to formula based or other awards. The Board may remove members from or add members to the Committee. Vacancies on the Committee shall be filled by the Board.

(b)          The Board or Committee is authorized to (i) interpret and administer the Award, (ii) grant waivers and accelerations of the Award and (iii) take any other action necessary for the proper administration and operation of the Award

2.2           Effect of Determination

Determination of the Board or Committee shall be final, binding and conclusive on the Participant. No member of the Board or Committee or any of its designee shall be personally liable for any action or determination made in good faith with respect to this Award.

3.             The Award

3.1           Grant and Issuance of Shares

Upon the later of (a) the Grant Date and (b) the date the Notice shall have been fully executed, the Participant shall acquire and the Corporation shall issue, subject to the provisions of this Award Agreement, a number of Shares equal to the Total Number of Restricted Stock set forth in the Notice. As a condition to the issuance of the Shares, the Participant shall execute and deliver to the Corporation, along with the Notice, the Assignment Separate from Certificate duly endorsed (with date and number of Shares blank) in the form attached to the Award Agreement.

3.2           Beneficial Ownership of Shares; Certificate Registration

The Participant hereby authorizes the Corporation, in its sole discretion, to deposit the Shares with the Corporation’s transfer agent, including any successor transfer agent, to be held in book entry form during the term of the Escrow pursuant to Section 6. Furthermore, the Participant hereby authorizes the Corporation, in its sole discretion, to deposit, following the term of such Escrow, for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Corporation has notice any or all Shares which are no longer subject to such Escrow. Except as provided by the foregoing, a certificate for the Shares shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

3.3           Issuance of Shares in Compliance with Law

The issuance of the Shares shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. No Shares shall be issued hereunder if their issuance would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the stock may then be listed. The inability of the Corporation to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Corporation’s legal counsel to be necessary to the lawful issuance of any Shares shall relieve the Corporation of any liability in respect of the failure to issue such Shares as to which such requisite authority shall not have been obtained. As a condition to the issuance of the Shares, the Corporation may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Corporation.

3.4            No Monetary Payment Required

The Participant is not required to make any monetary payment (other than to satisfy applicable tax withholding, if any, with respect to the issuance or vesting of the Shares) as a condition to receiving the Shares, the consideration for which shall be services actually rendered or future services to be rendered to the Corporation or for its benefit. Notwithstanding the foregoing, if required by applicable law, the Participant shall furnish consideration in the form of cash or services rendered to the Corporation or for its benefit having a value not less than the par value of the Shares issued pursuant to the Award.

4.            Vesting of Shares

The restrictions on the Restricted Stock shall expire and the Restricted Stock shall become nonforfeitable as provided in the Notice.

5.            Termination Of Service And Corporation Reacquisition Right

5.1           Termination of Service

Except in the event of termination due to Participant’s death and Total Disability, vesting of the Restricted Stock Award shall cease upon Participant’s termination of service to the Corporation.

5.2           Termination of Service Due to Participant’s Death or Total Disability

In the event of a termination of service due to Participant’s death or Total Disability, the Shares subject to the Restricted Stock Award shall immediately be deemed Vested Shares.

5.3           Reacquisition Right

In the event that (a) the Participant’s service to the Corporation is terminated or, (b) the Participant, the Participant’s legal representative, or other holder of Shares acquired pursuant to this Award Agreement, attempts to sell, exchange, transfer, pledge, or otherwise dispose of (other than pursuant to an Change-in-Control), including, without limitation, any transfer to a nominee or agent of the Participant, any Shares which are not Vested Shares (“Unvested Shares”), the Corporation shall automatically reacquire the Unvested Shares, and the Participant shall not be entitled to any payment therefor (the “Corporation Reacquisition Right”).

6.             Escrow

6.1           Appointment of Agent

To ensure that Shares subject to the Corporation Reacquisition Right will be available for reacquisition, the Participant and the Corporation may appoint a person or Corporation as their agent and as attorney-in-fact for the Participant (the “Agent”) to hold any and all Unvested Shares and to sell, assign and transfer to the Corporation any such Unvested Shares reacquired by the Corporation pursuant to the Corporation Reacquisition Right. The Participant understands that appointment of the Agent is a material inducement to make this Restricted Stock Award and that such appointment is coupled with an interest and is irrevocable. The Agent shall not be personally liable for any act the Agent may do or omit to do hereunder as escrow agent, agent for the Corporation, or attorney in fact for the Participant while acting in good faith and in the exercise of the Agent’s own good judgment, and any act done or omitted by the Agent pursuant to the advice of the Agent’s own attorneys shall be conclusive evidence of such good faith. The Agent may rely upon any letter, notice or other document executed by any signature purporting to be genuine and may resign at any time.

6.2           Establishment of Escrow

The Participant authorizes the Corporation to deposit the unvested Shares with the Corporation’s transfer agent to be held in book entry form, as provided in Section 3.2, and the Participant agrees to deliver to and deposit with the Agent each certificate, if any, evidencing the Shares and an Assignment Separate from Certificate with respect to such book entry Shares and each such certificate duly endorsed (with date and number of Shares blank) in the form attached to the Award Agreement, to be held by the Agent under the terms and conditions of this Section 6 (the “Escrow”). Upon the occurrence of a Change in Control or a change, as described in Section 8, in the character or amount of any outstanding stock of the corporation the stock of which is subject to the provisions of this Award Agreement , any and all new, substituted or additional securities or other property to which the Participant is entitled by reason of his ownership of the Shares that remain, following such Change in Control or change described in Section 8, subject to the Corporation Reacquisition Right shall be immediately subject to the Escrow to the same extent as the Shares immediately before such event. The Corporation shall bear the expenses of the Escrow.

6.3           Delivery of Shares to Participant

The Escrow shall continue with respect to any Shares for so long as such Shares remain subject to the Corporation Reacquisition Right. Upon termination of the Reacquisition Right with respect to Shares, the Corporation shall so notify the Agent and direct the Agent to deliver such number of Shares to the Participant. As soon as practicable after receipt of such notice, the Agent shall cause to be delivered to the Participant the Shares specified by such notice, and the Escrow shall terminate with respect to such Shares.

7.            Board Discretion

The Board, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock at any time, subject to the terms of the Award. If so accelerated, such Restricted Stock will be considered as having vested as of the date specified by the Board.

8.          Change in Control

In the event of a Change in Control, one hundred percent (100%) of the Restricted Stock subject to this Award will vest on the date of the Change of Control. In the event that any applicable law limits the Corporation’s ability to accelerate the vesting of this Award, this Section 8 will be limited to the extent required to comply with applicable law.

9.            Tax Withholding

9.1           In General

Regardless of any action taken by the Corporation with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding obligations (the “Tax Obligations”), the Participant acknowledges that the ultimate liability for all Tax Obligations legally due by the Participant is and remains the Participant’s responsibility and that the Corporation (a) makes no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Restricted Stock, including the grant, vesting or settlement of the award, the subsequent sale of shares acquired pursuant to such settlement, or the receipt of any dividends and (b) does not commit to structure the terms of the grant or any other aspect of the award to reduce or eliminate the Participant’s liability for Tax Obligations. The Participant shall pay or make adequate arrangements satisfactory to the Corporation to satisfy all Tax Obligations of the Corporation and any other Participating Corporation at the time such Tax Obligations arise. In this regard, at the time the award is settled, in whole or in part, or at any time thereafter as requested by the Corporation or any other Participating Corporation, the Participant hereby authorizes withholding of all applicable Tax Obligations from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for withholding of all applicable Tax Obligations, if any, by each Participating Corporation which arise in connection with the award. The Corporation shall have no obligation to process the settlement of the award or to deliver shares until the Tax Obligations as described in this Section have been satisfied by the Participant.

9.2           Withholding in Shares

Subject to compliance with applicable law, the Corporation may require the Participant to satisfy all or any portion of the Tax Obligations by deducting from Shares otherwise deliverable to the Participant in settlement of the Award a number of whole Shares having a fair market value, as determined by the Corporation as of the date on which the Tax Obligations arise, not in excess of the amount of such Tax Obligations determined by the applicable minimum statutory withholding rates.

10.         Rights as Stockholder

Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a stockholder of the Corporation in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Corporation or its transfer agents or registrars, and delivered to the Participant (including through electronic delivery to a brokerage account). Notwithstanding any contrary provisions in this Terms and Conditions, any quarterly or other regular, periodic dividends or distributions (as determined by the Corporation) paid on Shares will not affect unvested Restricted Stock, and no such dividends or other distributions will be paid on unvested Restricted Stock or Restricted Stock that are vested but unpaid. After such issuance, recordation and delivery, the Participant will have all the rights of a stockholder of the Corporation with respect to voting such Shares and receipt of dividends and distributions on such Shares.

11.          No Effect on Employment

Subject to any employment contract with the Participant, the terms of such employment will be determined from time to time by the Corporation, or the affiliate employing the Participant, as the case may be, and the Corporation, or the affiliate employing the Participant, as the case may be, will have the right, which is hereby expressly reserved, to terminate or change the terms of the employment of the Participant at any time for any reason whatsoever, with or without good cause. The transactions contemplated hereunder and the vesting schedule set forth in the Notice do not constitute an express or implied promise of continued employment for any period of time. A leave of absence or an interruption in service (including an interruption during military service) authorized or acknowledged by the Corporation or the affiliate employing the Participant, as the case may be, will not be deemed a termination of service for the purposes of this Award.

12.         Changes in Shares

In the event that as a result of a stock or extraordinary cash dividend, stock split, distribution, reclassification, recapitalization, combination of the Shares or the adjustment in capital stock of the Corporation or otherwise, or as a result of a merger, consolidation, spin-off or other corporate transaction or event, the Restricted Stock will be increased, reduced or otherwise affected, and by virtue of any such event the Participant will in his capacity as owner of unvested Restricted Stock that have been awarded to him (the “Prior Restricted Stock”) be entitled to new or additional or different shares of stock, cash or other securities or property (other than rights or warrants to purchase securities); such new or additional or different Stocks, cash or securities or property will thereupon be considered to be unvested Restricted Stock and will be subject to all of the conditions and restrictions that were applicable to the Prior Restricted Stock pursuant to the Notice and Terms and Conditions. If the Participant receives rights or warrants with respect to any Prior Restricted Stock, such rights or warrants may be held or exercised by the Participant, provided that until such exercise, any such rights or warrants, and after such exercise, any shares or other securities acquired by the exercise of such rights or warrants, will be considered to be unvested Restricted Stock and will be subject to all of the conditions and restrictions that were applicable to the Prior Restricted Stock pursuant to the Notice and Terms and Conditions. The Board in its sole discretion at any time may accelerate the vesting of all or any portion of such new or additional shares of stock, cash or securities, rights or warrants to purchase securities or shares or other securities acquired by the exercise of such rights or warrants.

13.         Address for Notices

Any notice to be given to the Corporation under the terms of this Award shall be addressed to the Corporation, in care of Daniel J. O’Connor, President and Chief Executive Officer, Advaxis, Inc., 305 College Road East, Princeton, NJ, 08540 or at such other address as the Corporation may hereafter designate in writing.

14.         Award is not Transferable

This Award and the rights and privileges conferred hereby shall not be sold, pledged, assigned, hypothecated, transferred or disposed of any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process.. Upon any attempt to sell, pledge, assign, hypothecate, transfer or otherwise dispose of this Award, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this Award and the rights and privileges conferred hereby immediately will become null and void.

15.         Binding Agreement

Subject to the limitation on the transferability of this Award contained herein, the Notice and this Terms and Conditions will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

16.         Additional Conditions to Issuance of Certificates for Shares

The Corporation will not be required to issue any certificate or certificates (which may be in book entry form) for Shares hereunder prior to fulfillment of all the following conditions: (a) the admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such Shares under any U. S. state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Board will, in its sole discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any U. S. state or federal governmental agency, which the Board will, in its sole discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the date of vesting of the Restricted Stock as the Board may establish from time to time for reasons of administrative convenience.

17.         Legends.

The Corporation may at any time place legends referencing the Corporation, the Corporation Reacquisition Right, the Right of First Refusal, and any applicable federal, state or foreign securities law restrictions on all certificates representing the shares. The Participant shall, at the request of the Corporation, promptly present to the Corporation any and all certificates representing the shares in the possession of the Participant in order to carry out the provisions of this Section.

18.         Agreement Severable

In the event that any provision in the Notice or the Terms and Conditions is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award.

19.         Modifications to the Award

This Notice and the Terms and Conditions constitute the entire understanding of the parties on the subjects covered. The Participant expressly warrants that he or she is not accepting this Award in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Award can be made only in an express written contract executed by a duly authorized officer of the Corporation. ..

20.         Arbitration

Any and all disputes whatsoever between a Participant and the Corporation concerning the administration of this Award, the interpretation and effect of the Notice and Terms and Conditions or the rights of Participant under the Award shall be finally determined before one neutral arbitrator in Mercer County, State of New Jersey, under the rules of commercial arbitration of the American Arbitration Association then in effect and judgment upon any award by such arbitrator may be entered in any Court having jurisdiction or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be. The arbitrator hereunder shall have no power or authority to award consequential, punitive or statutory damages.

21.         Counterparts

The Award Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

22.         Governing Law

This Award and the rights of the Corporation and the Participants shall be governed and interpreted in accordance with the laws of the State of New Jersey.

_________________________

This Award is granted to Participant as an inducement material to his entering into employment with the Corporation within the meaning of Rule 5635(c)(4) of the NASDAQ Listing Rules. In addition, notwithstanding any other provision of the Award to the contrary, the Restricted Stock are granted either by a majority of the Corporation’s independent directors or by the independent compensation committee of the Board within the meaning of Rule 5605(a)(2) of the NASDAQ Listing Rules.

By signing below, Participant: (a) acknowledges receipt of, and represents that Participant has read and is familiar with the terms and conditions of the Award, (b) accepts the Award subject to all of the terms and conditions set forth herein, and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Award.

advaxis, Inc.		PARTICIPANT

By: Daniel J. O’Connor		Signature
Its President and Chief Executive Officer
Date:

Address:	305 College Road East	Address:
Princeton, NJ 08540

APPENDIX

Definitions

a)   “Award” means this Restricted Stock Award.

b)   “Beneficiary” means, where a Participant is within respect to any Award not forfeitable by its terms on the death of the Participant entitled to any unpaid portion thereof, such person or persons entitled thereto under the Participant’s will or under the laws of descent and distribution;

c)   “Board” means the Board of Directors of the Corporation.

d)   “Change in Control” means a change in ownership or control of the Corporation effected through any of the following transactions:

i.            a merger, consolidation or other reorganization, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor Corporation are immediately thereafter beneficially owned, directly or indirectly, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction, or

ii.         a sale, transfer or other disposition of all or substantially all of the Corporation’s assets in liquidation or dissolution of the Corporation, or

iii.         the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a transfer of the then issued and outstanding voting securities of the Corporation by one or more of the Corporation’s Stockholders, or

iv.         during any period of two (2) consecutive years, individuals who, at the beginning of such period, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director of the Board subsequent to the date of the grant of this Award whose election, or a nomination for election by the Corporation's Stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of any individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Board, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for these purposes, considered as though such person were a member of the Incumbent Board.

Anything in the foregoing to the contrary notwithstanding, a transaction shall not constitute a Change in Control if its sole purpose is to change the legal jurisdiction of the Corporation’s incorporation or to create a holding Corporation that will be owned in substantially the same proportions by the persons who held the Corporation’s securities immediately before such transaction.

e)     “Code” means the United States Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute.

f)       “Committee” means the Committee of the Board or any successor committee as described in Section 3.1, or, if there shall be no such Committee, the Board.

g)    “Corporation” means Advaxis, Inc., a Delaware corporation, or any successor corporation, and its subsidiaries and affiliates, incorporated or otherwise, in which the Corporation shall own directly or indirectly at least fifty percent (50%) of the interests.

h)    “Employee” means any individual who is a salaried employee on the payroll of the Corporation.

i)      “Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute.

j)      “Rule 16b-3” means such rule as promulgated by the Securities and Exchange Commission under the Exchange Act as now in force or as such regulation or successor regulation shall be hereafter amended.

k)     “Shares” means the shares of common stock of the Corporation, par value $0.001 per share, and such other securities as may be substituted (or resubstituted) for Shares pursuant to Section 14 hereof

l)      “Totally Disabled” means a permanent and total disability within the meaning of Section 22(e)(3) of the Code, provided that the Board or Committee in its discretion, may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Board or Committee from time to time.

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED the undersigned does hereby sell, assign and transfer unto ___________________________________________________________________________

___________________________________________________ (_________________) shares of the Shares of Advaxis, Inc. standing in the undersigned’s name on the books of said corporation represented by Certificate No. __________________ herewith and does hereby irrevocably constitute and appoint ________________________________ Attorney to transfer the said stock on the books of said corporation with full power of substitution in the premises.

Dated:

Signature

Print Name

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